EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PostRock Energy Corporation

Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-195899) and on Form S-8 (Nos. 333-188523, 333-181480, 333-174969, 333-185722 and  333-188522) of PostRock Energy Corporation of our report dated March 31, 2015, relating to the 2014 consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas

March 31, 2015